                        GATX CORPORATION AND SUBSIDIARIES
                                    _________


           COMPUTATION OF BASIC NET INCOME PER SHARE OF COMMON STOCK

                      In Millions, Except Per Share Amounts



                                                                  Three Months Ended                    Nine Months Ended
                                                                     September 30                          September 30
                                                               --------------------------          -----------------------------
                                                                 1998            1997                 1998              1997
                                                               ----------      ----------          -----------        ----------

Average number of shares of common stock
    outstanding...........................................         49.2            48.8                 49.1              43.9

Net income................................................        $38.1           $28.0               $106.3             $89.4

Deduct - Dividends paid and accrued on
    preferred stock.......................................          -               -                    -                 6.6
                                                               ----------      ----------          -----------        ----------

Net income, as adjusted...................................        $38.1           $28.0               $106.3             $82.8
                                                               ==========      ==========          ===========        ==========

Basic net income per share................................     $    .78        $    .57             $ 2.16            $  1.88
                                                               ==========      ==========          ===========        ==========





Note: Amounts for 1997 have been restated to reflect Financial Accounting Standards Board Statement No.128 (FAS 128), Earnings Per Share, which was required to be adopted on December 31, 1997, and the 2-for-1 stock split effected in June 1998.

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